EXHIBIT 23
                                                                         PART II

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 22, 1999 relating to the consolidated statements of operations, shareholders equity, and cash flows of Find/SVP, Inc. and subsidiaries for the year ended December 31, 1998, appearing in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2000, in the following registration statements of Find/SVP, Inc.: Registration Statement No. 33-42746 on Form S-8 (pertaining to the Find/SVP, Inc. 1986 Stock Option Plan); Registration Statement No. 333-22439 on Form S-8 (pertaining to the Find/SVP, Inc. 1986 Stock Option Plan); Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-68315 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan): and Registration Statement No. 333-43940 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan).





                                                             KPMG LLP


New York, New York
March 28, 2001